                        As filed with the Securities and
                             Exchange Commission on
                                 March 20, 2000
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                      INTEGRATED INFORMATION SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                             86-0624332
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

               1560 W. FOUNTAINHEAD PARKWAY, TEMPE, ARIZONA 85282
               (Address of Principal Executive Offices) (Zip Code)

                      INTEGRATED INFORMATION SYSTEMS, INC.
                          1997 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)


                              JAMES G. GARVEY, JR.
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                      INTEGRATED INFORMATION SYSTEMS, INC.
                          1560 W. FOUNTAINHEAD PARKWAY
                              TEMPE, ARIZONA 85282
                     (Name and address of agent for service)
                                 (480) 317-8000
          (Telephone number, including area code, of agent for service)



This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

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
                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED               PROPOSED
        TITLE OF                                        MAXIMUM                MAXIMUM
       SECURITIES                 AMOUNT                OFFERING              AGGREGATE       AMOUNT OF
          TO BE                   TO BE                  PRICE                 OFFERING     REGISTRATION
       REGISTERED              REGISTERED(1)          PER SHARE(2)           PER SHARE(2)       FEE
       ----------              -------------          ------------           ------------   ------------
Common Stock,                   4,500,000              $15.000               $67,500,000     $17,820
$0.001 par value





(1) This Registration Statement also will cover any additional shares of common stock that become issuable under the 1997 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of common stock of Integrated Information Systems, Inc.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933 (the "Securities Act"), solely for the purpose of calculating the amount of the registration fee, based on the initial offering price of Registrant's Common Stock on March 16, 2000.

(3) In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the plan described herein.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Integrated Information Systems, Inc. (the "Registrant") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement.

         (a) the Registrant's prospectus, dated March 17, 2000, filed pursuant to Rule 424(b) under the Securities Act.

         (b) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A, dated March 14, 2000, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

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
         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law. Registrant must indemnify its directors and officers with respect to all expenses, liability and losses reasonably incurred or suffered in any action, suit or proceeding in which the person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that the person is or was a director or officer of Registrant. Registrant is obligated to pay the reasonable expenses incurred by directors or officers incurred in proceedings if the indemnified party agrees to repay all amounts advanced by Registrant if it is ultimately determined that the indemnified party is not entitled to indemnification. Registrant maintains customary liability insurance covering its directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The Exhibit Index is located on page 7.

Item 9.  UNDERTAKINGS.

              (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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
                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Tempe, State of Arizona, on this 20th day of March, 2000.

                              INTEGRATED INFORMATION SYSTEMS, INC.


                              By: /s/ James G. Garvey, Jr.
                                 ----------------------------------------------
                                 By:  James G. Garvey, Jr.
                                 Its: Chairman of the Board, President and Chief
                                      Executive Officer

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----


                                         Chairman of the Board of
                                         Directors,  President, Chief
/s/ James G. Garvey, Jr.                 Executive Officer and
-----------------------------------      Director (Principal Executive
James G. Garvey, Jr.                     Officer)                                        March 20, 2000


/s/ David A. Wirthlin                    Director, Chief Financial Officer,              March 20, 2000
-----------------------------------      and Treasurer (Principal Financial
David A. Wirthlin                        and Accounting Officer

/s/ Daniel J. Foreman
-----------------------------------                                                      March 20, 2000
Daniel J. Foreman                        Director

/s/ Stephen Lindstrom
-----------------------------------
Stephen Lindstrom                        Director                                        March 20, 2000

/s/ Daniel J. Roche
-----------------------------------
Daniel J. Roche                          Director                                        March 20, 2000

/s/ Keith Walz
-----------------------------------
Keith Walz                               Director                                          March 20, 2000

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
                                  EXHIBIT INDEX

     Exhibit Number                          Description                           Page or Method of Filing
     --------------                          -----------                           ------------------------
     5                                       Opinion of Snell & Wilmer L.L.P.
     10.1                                    Amended and Restated Integrated       Incorporated by reference to Exhibit 10.1 of the
                                             Information Systems, Inc. 1997        Registrant's Registration Statement
                                             Long-Term Incentive Plan              on Form S-1 (File No. 333-94861)
     23.1                                    Consent of KPMG LLP, independent
                                             accountants
     23.2                                    Consent of Snell & Wilmer L.L.P.      Included in Exhibit 5

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